FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Frank Igwealor 370 Amapola Ave. Unit 200A Torrance, CA 90501, USA	Work Order #: W2023080901839 August 9, 2023 Receipt Version: 1

Special Handling Instructions:	Submitter ID: 127085

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Designation	Fees	20233404601	8/9/2023 9:30:13 PM	InternalReview	1	$175.00	$175.00
Total							$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6916417999156703803071	Success	$175.00
Credit Card	Service Fee	Success	$4.38
Total			$179.38
		Credit Balance:	$0.00

Frank Igwealor

370 Amapola Ave. Unit 200A

Torrance, CA 90501, USA

FRANCISCO V. AGUILAR Secretary of State GABRIEL DI CHIARA Chief Deputy	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street

Carson City, NV 89701

Telephone (775) 684-5708

Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030

Telephone (702) 486-2880

Fax (702) 486-2888

Business Entity - Filing Acknowledgement

08/09/2023

Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s):	W2023080901839 - 3080262 20233404601 Certificate of Designation 08/09/2023 21:30:13 PM 6

Indexed Entity Information: Entity ID: E0768122008-3 Entity Status: Active	Entity Name: JPX GLOBAL, INC. Expiration Date: None

Commercial Registered Agent

C T CORPORATION SYSTEM

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division

202 N. Carson Street

FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov
Filed in the Office of	Business Number E0768122008-3
Filing Number 20233404601
Secretary of State State Of Nevada	Filed On 08/09/2023 21:30:13 PM
Number of Pages 6

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☑  Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☐ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity:
JPX GLOBAL, INC.

	Entity or Nevada Business Identification Number (NVID):	NV20081472468

2. Effective date and time:	For Certificate of Designation or	Date:	Time:
Amendment to Designation Only
	(Optional):		(must not be later than 90 days after the certificate is filed)
3. Class or series of	The class or series of stock being designated within this filing:
stock: (Certificate of	Special 2021 Series A Preferred Stock
Designation only)

4. Information for	The original class or series of stock being amended within this filing:
amendment of class
or series of stock:

5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.

☐  Certificate of Amendment to Designation- After Issuance of Class or Series

The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.

6.Resolution: (Certificate of Designation and Amendment to	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
Designation only)

7. Withdrawal:	Designation being	Date of
	Withdrawn:	Designation:
No shares of the class or series of stock being withdrawn are outstanding.
The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *

8. Signature: (Required)	X	Ambrose O Egbuonu
		Signature of Officer	Date:	08/09/2023

This form must be accompanied by appropriate fees.	page 1 of 1 Revised: 1/1/2019

Filed in the Office of	Business Number E0768122008-3
Filing Number 20233404601
Secretary of State State Of Nevada	Filed On 08/09/2023 21:30:13 PM
Number of Pages 6

CERTIFICATE OF DESIGNATION

of

SPECIAL 2021 SERIES A PREFERRED STOCK

of

JPX GLOBAL, INC.

(Pursuant to NRS 78.1955)

JPX Global, Inc., a Nevada corporation (hereinafter called the “Corporation’’), hereby certifies that the following resolution was adopted by ALPHARIDGE CAPITAL, LLC (the “Custodian”), the court appointed custodian of the Corporation pursuant to the Order Granting Application for Appointment of Alpharidge Capital LLC as Custodian of JPX Global, Inc., Order of District Court of Clark County, Nevada, case no. A-21-835979-C on July 20, 2021 (the “Order”)(the “Custodian”)(SeeExhibit A);

•	RESOLVED, that pursuant to the authority granted to and vested in the Custodian in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, and the Order, the Custodian hereby fixes the relative rights, preferences, and limitations of the Corporation’s Special 2021 Series A Preferred Stock as follows:

Special 2021 Series A Preferred Stock

Section 1.    Designation and Amount. The designation of this class of capital stock shall be “Special 2021 Series A Preferred”, par value $.001 per share (the “2021 Series A Preferred Stock”). The number of authorized shares of 2021 Series A Preferred Stock is five (5) shares.

Section 2.   Voting Rights. Except as otherwise required by law, the holder of the share of 2021 Series A Preferred Stock shall have the following rights:

(a)    Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or Section 2(b) below), the holder of the 2021 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) as a single class. The 2021 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2021 Series A Preferred Stock shall not be divided into fractional shares.

(b) Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2021 Series A Preferred Stock so as to affect adversely the 2021 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2021 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3.  Conversion in to common shares. The share of 2021 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 2,000,000,000 common shares. The holder of the 2021 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4.  Dividends, Liquidation. The share of 2021 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5.  No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2021 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2021 Series A Preferred Stock against impairment.

Section 6.  Replacement Certificate. In the event that the holder of the 2021 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2021 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2021 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2021 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2021 Series A Preferred Stock certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by an officer thereunto duly authorized this 20th day of July, 2021.

JPX GLOBAL, INC.
By: Alpharidge Capital LLC, its Custodian

Name: Frank I Igwealor
Its: President

JPX GLOBAL, INC.

RESOLUTION OF ALPHARIDGE CAPITAL LLC AS COURT
APPOINTED CUSTODIAN

The undersigned, being the Court-appointed custodian of JPX GLOBAL, INC.., a Nevada corporation (the “Corporation”), acting in accordance with Section 78.347 of the Nevada Revised Statutes, hereby consents to the adoption of the following resolutions:

Certificate of Amendment

Dated: July 20, 2021

WHEREAS, in accordance with the Section 78.347 of the Nevada Revised Statutes, ALPHARIDGE CAPITAL, LLC a California limited liability company, was appointed Custodian of the Corporation pursuant to an Order of District Court of Clark County, Nevada, case no. A-21-835979-C on July 20, 2021 (the “Order”)(the “Custodian”)(See Exhibit A);

WHEREAS, pursuant to Section 78.347 of the Nevada Revised Statutes Order, the Custodian is authorized to take any actions on behalf of the Corporation that are reasonable, prudent, or for the benefit of the Corporation.

WHEREAS, the Custodian deems it to be in the best interest of the Corporation and its stockholders to adopt the following resolutions;

Pursuant to the Nevada Statutes (the “Statutes”), the Articles of Incorporation of JPX GLOBAL, INC. (the “Corporation”), are amended as follows:

The undersigned President and Secretary of the Corporation, does hereby certify:

WHEREAS, On July 20th at 12pm, at a special meeting of the Board of Directors, the Board of Directors of the Company, unanimously consented to the following resolutions;

WHEREAS, that the following amendments to the Articles of Incorporation were duly adopted.

NOW, THEREFORE:

RESOLVED, that the appropriate article shall be amended to allow the creation of a new class of preferred shares. The new class shall be called the Special 2021 Series A Preferred Shares.

RESOLVED, that the Special 2021 Series A Preferred Shares shall have the following designation:

Section 1. Designation and Amount. The designation of this class of capital stock shall be “Special 2021 Series A Preferred”, par value $.001 per share (the “2021 Series A Preferred Stacie’). The number of authorized shares of 2021 Series A Preferred Stock is five (5) shares.

Section 2.  Voting Rights. Except as otherwise required by law, the holder of the share of 2021 Series A Preferred Stock shall have the following rights:

(a) Number of Votes; Voting with Common Stock. Except as provided by Nevada statutes or Section 2(b) below), the holder of the 2021 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Corporation (the “Common Stock”) as a single class. The 2021 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. The 2021 Series A Preferred Stock shall not be divided into fractional shares.

(b) Adverse Effects. The Corporation shall not amend, alter or repeal the preferences, rights, powers or other terms of the 2021 Series A Preferred Stock so as to affect adversely the 2021 Series A Preferred Stock or the holder thereof without the written consent or affirmative vote of the holder of the 2021 Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

Section 3. Conversion in to common shares. The share of 2021 Series A Preferred Stock shall convert into common shares at a conversion rate of 1 preferred to 2,000,000,000 common shares. The holder of the 2021 Series A Preferred Stock can affect the conversion at any time. The conversion in to common is a right and conversion is not required.

Section 4. Dividends, Liquidation. The share of 2021 Series A Preferred Stock shall not be entitled to any dividends in respect thereof, and shall not participate in any proceeds available to the Corporation’s shareholders upon the liquidation, dissolution or winding up of the Corporation.

Section 5. No Impairment. The Corporation shall not intentionally take any action which would impair the rights and privileges of the 2021 Series A Preferred Stock set forth herein or the rights of the holder thereof. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the 2021 Series A Preferred Stock against impairment.

Section 6.  Replacement Certificate. In the event that the holder of the 2021 Series A Preferred Stock notifies the Corporation that the stock certificate evidencing the share of 2021 Series A Preferred Stock has been lost, stolen, destroyed or mutilated, the Corporation shall issue a replacement stock certificate evidencing the 2021 Series A Preferred Stock identical in tenor and date to the original stock certificate evidencing the 2021 Series A Preferred Stock, provided that the holder executes and delivers to the Corporation an affidavit of lost stock certificate and an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such 2021 Series A Preferred Stock certificate.

Consent

WHEREFORE, this Consent shall have the same force and effect as a majority vote cast at a meeting of the shareholders duly called, noticed, convened and held in accordance with the law, the Articles of Incorporation, and the Bylaws of the Corporation.

Effective date: July 20, 2021

ALPHARIDGE CAPITAL, LLC a California limited liability company

As Court-Appointed custodian for JPX GLOBAL, INC., Nevada

By: Alpharidge Capital LLC, its Custodian

Name: Frank I Igwealor
Its: President